Exhibit 10.3

Placement Agency Agreement

October 27, 2025

Freight Technologies, Inc.

2001 Timberloch Place, Suite 500

The Woodlands, TX 77380

Attn: Javier Selgas, Chief Executive Officer

Dear Mr. Selgas:

This letter (the “Agreement”) constitutes the agreement between R. F. Lafferty & Co., Inc. (the “Placement Agent”) and Freight Technologies, Inc., a British Virgin Islands corporation (the “Company”). It is our understanding that the Company has entered into, or will concurrently with this Agreement enter into, a committed equity purchase agreement (the “Purchase Agreement”) with SZOP OPPORTUNITIES I LLC (“SZOP”) pursuant to which SZOP may, from time to time, purchase newly issued Ordinary Shares of the Company, no par value (the “Ordinary Shares”), at the Company’s election. This Agreement relates to resales by SZOP of Ordinary Shares acquired under the Purchase Agreement (“SZOP Resales”), for which the Placement Agent may act, from time to time and at the Company’s request, as selling agent or placement agent (each, a “Placement”). The Ordinary Shares sold by SZOP to investors introduced or arranged by the Placement Agent are referred to herein as the “Placement Securities.” The Ordinary Shares will be issued and sold to SZOP either (a) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, or (b) pursuant to an effective registration statement. The resale of the Ordinary Shares will be registered pursuant to an effective resale registration statement on Form F-1 or Form F-3 (in each case, a “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended. Sales of Placement Securities in connection with any SZOP Resale will be made by means of a prospectus (as supplemented from time to time, the “Prospectus”), including a prospectus supplement that names the Placement Agent and sets forth the material terms and compensation for such Placement; no Placement shall occur unless and until such prospectus supplement has been filed. The Placement Agent will act solely in an agency capacity and shall have no authority to bind the Company or SZOP. The documents executed and delivered by the Company and SZOP in connection with the Purchase Agreement, including, without limitation, the Purchase Agreement and, if applicable, a registration rights agreement (the “Registration Rights Agreement”), are collectively referred to herein as the “Transaction Documents,” and shall be in form and substance reasonably acceptable to the Placement Agent.

The terms of the Purchase Agreement (including the sale of Ordinary Shares to SZOP thereunder) shall be as agreed between the Company and SZOP and in form and substance reasonably acceptable to the Placement Agent with respect to provisions that materially affect the Placements. The terms of each Placement will be set forth in (a) a Prospectus supplement to the applicable Registration Statement that names the Placement Agent and (b) a Transaction Confirmation among SZOP (as selling securityholder) and the Placement Agent (with the Company a party as to issuer deliverables and covenants), and will involve sales to one or more investors introduced or arranged by the Placement Agent. Nothing herein confers upon the Placement Agent authority to bind the Company, SZOP, or any investor, and nothing herein obligates the Company to issue any securities to SZOP or to request any Placement, or obligates SZOP to conduct any resale through the Placement Agent absent an applicable Prospectus supplement and Transaction Confirmation. The Company expressly acknowledges and agrees that the Placement Agent shall have no obligation to the Company with respect to any Placement except as expressly set forth herein, and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase any securities or to successfully place any securities. Prior to execution of the Purchase Agreement, officers of the Company will be available to answer reasonable inquiries from SZOP, and prior to any Placement, to respond to reasonable due diligence inquiries from the Placement Agent.

1

Section 1. Representations and Warranties of the Company. With respect to the Placement Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to SZOP in the Purchase Agreement in connection with the Ordinary Shares, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the date of each closing of the sale of Placement Securities (each, a “Closing Date”), hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA member firm participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater securityholder of the Company.

Section 2. Plan of Distribution; Prospectus Supplements. No Placement shall occur unless and until the Company has caused a Prospectus supplement to be filed naming the Placement Agent as underwriter, selling agent or placement agent, setting forth the number of shares, price or price formula, timing window, and compensation for such Placement. The Company shall keep the Registration Statement effective and the Prospectus current during each Placement and any related Regulation M restricted period.

Section 3. Regulation M; Distribution Procedures. The parties acknowledge that each Placement may constitute a “distribution” under Regulation M. During any restricted period the Company will (i) institute issuer blackouts and suspend repurchase programs as required, (ii) coordinate legend-free/DTC deliverability, (iii) promptly supplement the Prospectus for any material developments, and (iv) provide the Placement Agent with daily outstanding share counts and other customary data reasonably requested. The Placement Agent shall not engage in stabilization or any prohibited conduct.

Section 4. Placement Notices; Confirmations; Settlement. From time to time, at the Company’s request, SZOP may conduct an SZOP Resale through the Placement Agent pursuant to the terms of the Purchase Agreement. The parties will memorialize each transaction in a Placement Notice specifying the number of shares, pricing parameters, timing window, and fees. Each completed Placement shall be confirmed by a Transaction Confirmation. Settlement will be DVP against delivery of freely tradable shares from SZOP (as selling securityholder) via the Company’s transfer agent or SZOP’s custodian against payment to SZOP (or as SZOP directs).

Section 5. Representations of the Placement Agent. The Placement Agent represents and warrants that it (i) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the securities laws of each state in which an offer or sale of Placement Securities is made (unless exempt from the respective state’s broker-dealer registration requirements), (iii) is licensed as a broker/dealer under the laws of the United States of America applicable to the offers and sales of the Placement Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above.

2

Section 6. Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent and/or its respective designees a cash fee of (i) two percent (2.0%) of the aggregate gross proceeds raised from the Placement of the Placement Securities until the one (1) year anniversary of the date hereof, and then (ii) one percent (1.0%) of the aggregate gross proceeds raised from the sale(s) of the Placement Securities subsequent to the one (1) year anniversary of the date hereof until the date of Termination. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination is made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of that permitted by FINRA Rules or that the terms thereof require adjustment.

Section 7. Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Placement Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of any registration statement (including financial statements, exhibits, schedules, consents and certificates of experts), preliminary prospectus and prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) the fees and expenses associated with including any Placement Securities on the Nasdaq Capital Market (the “Trading Market”); and (viii) up to $1,500 for reasonable and documented out-of-pocket accountable expenses related to legal fees of counsel to the Placement Agent.

Section 5. Indemnification.

(a) To the extent permitted by law, with respect to the Placement Securities, the Company shall indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including reasonable actual and documented fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s willful misconduct or gross negligence in performing the services described herein. Notwithstanding anything set forth herein to the contrary, the Company agrees to indemnify the Placement Agent, to the fullest extent set forth in this Section 5, against any and all claims asserted by any or person or entity alleging that the Placement Agent was not permitted or entitled to act as a placement agent herein, or that the Company was not permitted to hire or retain the Placement Agent herein, including but not limited to any claims arising out of any purported right of first refusal another person or entity claims to have to act as a placement agent or any similar role with respect to the Company or its securities.

3

(b) Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will immediately notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure or delay of notification to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses or materially adversely impacts the Company. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent (which will not be unreasonably withheld, conditioned or delayed) unless such settlement includes an unconditional release of the Placement Agent and each other indemnitee named in such proceeding from all liabilities arising out of the action for which indemnification or contribution may be brought hereunder. The Company will not be liable for settlement of any action effected without its written consent, which may not be unreasonably withheld, conditioned or delayed.

(c) The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

(d) If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

(e) The provisions of this Section 5 will remain in full force and effect, survive the expiration or termination of this Agreement, and be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement, whether or not the transaction contemplated by this Agreement is completed.

Section 6. Engagement Term. The Placement Agent’s engagement hereunder will continue until the transactions contemplated by the Purchase Agreement expire or are terminated by the Company or SZOP (the “Termination Date”); provided, however, the Placement Agent may terminate this Agreement prior to the Termination Date at any time with one (1) days’ notice to the Company and SZOP (in each instance, the “Termination”). If this Agreement terminates prior to the completion of any Placements, the Company shall reimburse expenses incurred by the Placement Agent, pursuant to Section 4 hereof but in no event greater than the amounts set forth in Section 4, up to and including the date of Termination. The Placement Agent may not use any confidential information concerning the Company provided by the Company for any purposes other than those contemplated under this Agreement.

Section 7. Placement Agent Information. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

4

Section 8. No Fiduciary Relationship. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

Section 9. Closing. The obligations of the Placement Agent, and each closing of the sale of the Placement Securities hereunder are subject to the accuracy, when made and on each Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder and in the Purchase Agreement, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

(a) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Securities have been completed or resolved in a manner reasonably satisfactory in all material respects to the Placement Agent.

(b) The Placement Agent has received from outside legal counsel to the Company such counsel’s written opinion with respect to the Placement Securities, addressed to the Placement Agent and dated as of each Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(c) The Placement Agent has received customary certificates of the Company’s executive officers (the “Officer’s Certificate”) as to the accuracy of the representations and warranties contained in the Purchase Agreement, and a certificate of the Company’s secretary (the “Secretary’s Certificate”) certifying (i) that the Company’s organizational documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. Each of the Officer’s Certificate and Secretary’s Certificate must be dated as of the initial Closing Date and any subsequent closing at the reasonable request of the Placement Agent, and all documents referenced in the Secretary’s Certificate must be attached thereto.

(d) The Ordinary Shares have been registered under the Exchange Act and listed, admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange as of each Closing Date, and the Placement Agent has received reasonably satisfactory evidence of such actions. The Company has not taken any action designed to, or likely to have the effect of terminating the registration of the Ordinary Shares under the Exchange Act or delisting, or suspending from trading, the Ordinary Shares from the Trading Market or other applicable U.S. national exchange. The Company has not received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing except as otherwise publicly disclosed.

(e) No action or proceeding before a court of competent jurisdiction has been taken, and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that would, as of any Closing Date, prevent the issuance or sale of the Placement Securities or materially and adversely affect the business or operations of the Company. No injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction has been issued as of each Closing Date that would prevent the issuance or sale of the Placement Securities or materially and adversely affect the business or operations of the Company.

5

(f) The Company has entered into the Purchase Agreement with SZOP for the Ordinary Shares, and such agreements are in full force and effect and contain representations, warranties and covenants of the Company as agreed upon between the Company and SZOP.

(g) FINRA raised no objections to the fairness and reasonableness of the terms and arrangements of this Agreement. If requested by the Placement Agent, the Company has filed, or has authorized the Placement Agent’s counsel to file on the Company’s behalf, with FINRA all necessary materials in compliance with FINRA Rule 5110 with respect to the Placement (if necessary) and has paid all filing fees required in connection therewith.

(h) On or before each Closing Date, the Placement Agent and counsel for the Placement Agent have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Placement Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties of the Company, or the satisfaction of any of the conditions or agreements, herein contained.

If any of the conditions specified in this Section 9 have not been fulfilled when and as required by this Agreement, the Placement Agent may terminate this Agreement at any time on or prior to each Closing Date by giving oral or written notice to the Company. Any such oral notice must be promptly confirmed in writing.

Section 10. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement is binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto irrevocably waives personal service of process, consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement, and acknowledges that such service will constitute good and sufficient service of process and notice thereof. If either party commences an action or proceeding to enforce any provisions of this Agreement, then the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its attorney’s fees and other costs and expenses incurred in connection with such action or proceeding.

Section 11. Entire Agreement/Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, between the Company and the Placement Agent, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive each Closing Date of the Placement and delivery of the Placement Securities. This Agreement may be executed in two or more counterparts, all of which, when taken together, will be considered one and the same agreement. This Agreement will become effective when each party hereto has received a counterpart hereof signed by the other party. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

6

Section 12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications are as set forth on the signature pages hereto.

Section 13. Press Announcements. The Company agrees that the Placement Agent may reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

7

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

R.F. LAFFERTY & CO., INC.

By:
Name:	Robert Hackel
Title:	Chief Operating Officer

Address for notice:

R. F. Lafferty & Co., Inc.

40 Wall Street, Suite 3602

New York, NY 10005

Attn: Robert Hackel, Chief Operating Officer

Email: rhackel@rflafferty.com

Accepted and Agreed to as of
the date first written above:

Freight Technologies, Inc.

By:
Name:	Javier Selgas
Title:	Chief Executive Officer

Address for notice:

Freight Technologies, Inc.

2001 Timberloch Place, Suite 500

The Woodlands, TX 77380

Attention: Javier Selgas, Chief Executive Officer

Email: javi.selgas@fr8hub.com